UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           December 13, 2007
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway
Eden Prairie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2007, the Board of Directors of Life Time Fitness, Inc. (the “Company”) appointed Michael J. Gerend, the Company’s Executive Vice President and Chief Operating Officer, to serve as President and Chief Operating Officer of the Company effective December 14, 2007. Previously, Bahram Akradi, who continues to serve as Chairman and Chief Executive Officer of the Company, also served as its President. A press release announcing Mr. Gerend’s appointment at President and Chief Operating Officer is filed as Exhibit 99.1 hereto.
Information regarding Mr. Gerend’s biography, business experience and compensation is available in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 7, 2007, and such information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
The following Exhibit is filed herewith:

99.1	Press Release Announcing Appointment of Michael J. Gerend as President and Chief Operating Officer dated December 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: December 19, 2007	By /s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99.1	Press Release Announcing Appointment of Michael J. Gerend as President and Chief Operating Officer dated December 19, 2007.	Filed Electronically